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CONSENT                                                             Exhibit 23.1



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 2002, in the Registration Statement (Form S-3, No. _________) to be filed with the Securities and Exchange Commission and related prospectus of Peoples Bancorp, Inc., for the registration of an additional 276,000 shares of its common stock.

                                           /s/  Ernst & Young LLP
                                           Ernst & Young LLP

Charleston, West Virginia
December 16, 2002